Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-142592 on Form N-1A of our report dated September 19, 2008, relating to the financial statements and financial highlights of BlackRock Funds II, including BlackRock Income and BlackRock Income Builder Portfolios appearing in the Annual Report on Form N-CSR for the period ended July 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accountant” and “Financial Statements” in the Statement of Additional Information, all of which are a part of such Registration Statement.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 25, 2008